EXHIBIT 3.12


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                              DATED 22nd April 1996


                                   PETER LEVIN

                                       AND

                                  MARJORIE MOE











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                                PLEDGE AGREEMENT

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THIS PLEDGE AGREEMENT is made the 22nd day of April 1996

B E T W E E N :

(1) MR. PETER LEVIN of 10 Chesterfield Hill, London W1X 7 RN (hereinafter called "the Pledgor")

(2) MS. MARJORIE MOE of 4 Mountain View Avenue, Ridgefield, CT 06877 USA (hereinafter called "the Pledgee")

W H E R E A S :

Pursuant to the Guarantee of even date herewith made between the Pledgor and the Pledgee ("the Guarantee"), the Pledgor has agreed to guarantee certain payments to the Pledgee under a loan agreement of even date herewith between the Pledgee and the Company (as hereinafter defined) and to enter into this Pledge as security for the said payments.


NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS

         In this Pledge Agreement, except where the context otherwise requires:

         "the Company" means Display.IT Limited, a company registered in England under number 3069667.

         "the Debt" means the debt guaranteed by the Pledgor in accordance with the terms of the Guarantee.

         "Loan Agreement" means the loan agreement of even date herewith between the Pledgee and the Company for an interest bearing loan of US$210,000 by the Pledgee to the Company.

         "Fredrikson & Byron" means Fredrikson & Byron Pa of 79 Knightsbridge, London SW1X7RB.

         "Pledge Agreement" means this Pledge Agreement as amended from time to time.

         "The Security" means all the two Ordinary Shares of L1 each in the capital of the Company the share certificates for which have been deposited by the Pledgor with Fredrikson and Byron and the other property pledged under clauses 2.1 and 2.2 hereof.



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2.       PLEDGE

         2.1 Pledge: As Continuing security for the due and punctual payment of the Debt the Pledgor as legal and beneficial owner of the Security, hereby pledges, assigns, transfers, hypothecates, mortgages, charges and encumbers (and with the intent also of creating a security interest and a lien thereon) by way of first equitable charge to and in favour of the Pledgee the security and all his present and future rights, title and interest thereto and therein.

         2.2 Other Property Pledged: The pledge, assignment, transfer, hypothecation, mortgage, charge, encumbrance, security, interest and lien hereby created shall affect, and the Security shall include (i) all dividends and interest paid or payable thereon (if any) and (ii) all stocks shares, notes, bonds, debentures and certificates of deposit or other securities (and in each case the dividends and interest paid or payable thereon (if any), rights, monies or other property paid, distributed, accruing or offered at any time (by way of dividend, bonus, redemption, rights, preference, option, warrant or otherwise) on, to or in respect of or in substitution for any Security and (iii) the proceeds of sale, repayment and redemption and any payment or receipt of, on or in respect of any of the Security all and any of which shall be promptly delivered to the Pledgee.

         2.3 Non-Recourse: This Pledge shall be without recourse to the assets of the Pledgor other than the Security.

         2.4 Custody; Registration: Subject as otherwise provided in this Agreement, the Security shall be held by Fredrikson & Byron and the Pledgor shall immediately after the execution and delivery of this Pledge Agreement deliver or cause to be delivered to Fredrikson & Byron the Security with duly executed blank transfers for all such shares. The Security shall be kept thereafter in the custody of Fredrikson & Byron or their nominee.

3.       ENFORCEMENT

         3.1 Time for enforcement: The security hereby created shall become immediately enforceable upon the non-payment of the debt or any part of it and thereupon any sum payable under this Pledge Agreement

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         3.2      Rights of Pledgee: At any time after the security hereby
                  created shall become enforceable the Pledgee may (without notice to the Pledgor) from time to time do any one or more of the following:

                  3.2.1 take possession of the Security and hold and/or procure that its nominees hold the Security to the order of the Pledgee absolutely; and/or

                  3.2.2 cause to be delivered to the pledgee or as the Pledgee may direct the Security; and/or

                  3.2.3 execute and do, and/or procure its nominees to execute and do, (at the expense of the Pledgor) all such conveyances, transfers, assignments, assurances, deeds, acts and things as the Pledgee may require for perfecting or protecting the security hereby created or intended to be created or for facilitating the realization of the Security and for exercising all or any of the rights, powers and discretions conferred on the Pledgee by or pursuant to this Pledge Agreement.

                  3.2.4 exercise or direct the exercise of any powers or rights incident to the ownership of the Security and the fact of membership of the Company.

                  3.2.5 collect and receive any and all interest, dividends, proceeds of repayment or redemption (whether total or partial) and other payments or receipts of, on or in respect of the Security.

                  3.2.6 sell, exchange, convert into money or otherwise dispose of or realize (or concur in selling, exchanging, converting into money or otherwise disposing of or realizing) the Security and for this purpose complete the blank transfers referred to in Clause 2.4, either by public offer or private contract for such consideration and in such currency or currencies and on such terms as it may think fit and so that (without prejudice to the generality of the foregoing) it may do any of those things for a consideration consisting of

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                           cash, certificates of deposit, debentures or other
                           obligations, shares, stock or other valuable consideration and any such considerations may be payable or deliverable in a lump sum whether immediately or on a deferred basis or by installments spread over such period as it may think fit and with full power to buy in or rescind or vary any contract for the sale of the Security and to resell the same, all without being responsible for any loss which may be occasioned thereby and with full power to compromise and effect compositions.

                  3.2.7 generally act in relation to the Security as if the Pledgee were the absolute beneficial owner of the same.

         3.3 Application of Proceeds: Any monies arising from the enforcement of the security hereby created shall be applied by the Pledgee as follows:

                  3.3.1 first, in or towards payment of all costs and expenses incurred by the Pledgee in connection with this Pledge Agreement and the exercise of all or any of the powers hereby confirmed;

                  3.3.2 secondly, in or towards payment of the Debt (the Pledgor remaining liable for any shortfall); and

                  3.3.3    thirdly, in payment of any surplus to the Pledgor or

                  3.3.4    other person entitled thereto.

         3.4 Notice to Purchaser from Pledgor: Upon any sale of the Security or any part of it which the Pledgee may make or purport to make under the provisions hereof a statutory declaration made by the Pledgee that the Pledgor has made default and that the power of sale has become exercisable shall be

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                  conclusive evidence of the fact in favour of any purchaser or other person to whom the Security may be transferred under such sale or other appropriation and the Pledgor or any part of it agrees to indemnify the Pledgee against any claim which may be made against the Pledgee by such purchaser or person by reason of any defect in the title of the Pledgor to such Security or part thereof.

         3.5 Beneficial Owner Warranty: The Pledgor warrants that it is the absolute and beneficial owner of the Security free from encumbrances subject to the terms hereof and that it will be the absolute and beneficial owner free from encumbrances of any security which may hereafter may become subject to the terms hereof.

         3.6 Powers Non-Exclusive: The powers conferred on the Pledgee by this Pledge Agreement are in addition to and not in substitution for the powers conferred on mortgagees under the Law of Property Act 1925, which shall apply to the security hereby created except insofar as they are expressly or impliedly excluded. Where there is any ambiguity or conflict between the powers contained in that Act and those conferred by the Pledge Agreement, the terms of this Pledge Agreement shall prevail.

         3.7      Exclusion of Statutory Rights: The restrictions contained in
                  Section 93 and Section 103 of the Law of Property Act 1925 shall not apply to this Pledge Agreement.

         3.8 No Duty to Inquire, Etc.: No person dealing with the Pledgee shall be concerned to inquire whether the security hereby created has become enforceable or whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Pledge Agreement are or may be exercisable by the Pledgee or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers and authorities and all the protection to purchasers contained in Sections 104 and 107 of the law of

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                  Property Act 1925 shall apply to any person purchasing from or dealing with the Pledgee.

         3.9 Avoidance of Payments: No assurance, security or payment which may be avoided under any law relating to bankruptcy or insolvency, and no release, settlement or discharge given or made by the Pledgee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Pledgee to enforce the security hereby created in respect of the full extent of the moneys thereby secured.

4.                GENERAL

         4.1 Further Assurances: The parties hereto hereby agree to execute and do all such further deeds and documents (at the expense of the requesting party) as may reasonably be required by the requesting party to give full force and effect to this Agreement.

         4.2 Power of Attorney: The Pledgor hereby irrevocably and by way of security appoints the Pledgee to be its attorney and agent and on its behalf and in its name or otherwise to execute and do (at the expense of the Pledgee) all such conveyances, transfers, assignments, assurances, deeds, acts and things which it ought to execute or do under the provisions of this Pledge Agreement and generally in its name or otherwise and on its behalf to exercise all or any of the powers, authorities and discretions conferred on the Pledgee by or pursuant to this Pledge Agreement or the Law of Property Act 1925 and (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any conveyance, transfer, assignment, assurance, deed, act or thing which the Pledgee may deem proper in or for the purpose of exercising any of such powers, authorities and discretions.

         4.3 Security Additional: The security hereby created shall be in addition to and shall not in any way prejudice or be prejudiced by any other security, guarantee, indemnity, right of set-off, remedy or lien of whatever nature which the Pledgee may now

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                  or at any time hereafter have or to which the Pledgee may at any time be entitled, whether by law or otherwise, for or in respect of all or any part of the sum due under the Guarantee.

         4.4 Illegality: If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

         4.5 Waivers: No failure or delay on the part of the Pledgee in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Pledge Agreement are cumulative and not exclusive of any rights or remedies which the Pledgee would otherwise have.

         4.6 Counterparts: This Agreement may be executed in any number of counterpart each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

         4.7 Successors: This Pledge Agreement and the security evidenced shall be binding on each of the successors and assigns of the Pledgor.

         5.       NOTICE

                  Any notice demand or other communication to be given hereunder by either of the parties hereto shall be addressed to the parties at their respective addresses shown in this Agreement or such other address as the party shall previously have specified in writing to the other for such purpose and may be given in person or sent by first-class pre-paid post or airmail if overseas or facsimile transmission or telex and shall be deemed to have been served if

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                  hand delivered at the time of delivery or if posted at the expiration of forty-eight (48) hours or (in the case of airmail) seven days after the envelope containing the same was put into the post or if sent by facsimile or telex transmission at the end of the transmission provided that if the original communication is not transmitted between the hours of 9:00 am to 6:00 pm on a day when banks are open for business in London then on the next such day at 9:00 am.

         6.       GOVERNING LAW

                  This Pledge Agreement shall be governed by and construed in accordance with the laws of England and the Pledgor in relation to any legal action or proceedings arising out of or in connection with this Pledge Agreement unconditionally submits to the non-exclusive jurisdiction of the High Court of Justice in England.

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IN WITNESS whereof this Pledge Agreement has been duly executed as a deed and delivered the day and year first above written.

Signed as a DEED by PETER LEVIN in the         )
presence of:                                   )

Witness signature: _____________________________

Name: __________________________________________

Address: _______________________________________

Occupation: ____________________________________


Signed as DEED by MARJORIE MOE in              )
the presence of:                               )

Witness signature: _____________________________

Name: __________________________________________

Address: _______________________________________

Occupation: ____________________________________

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